UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2009
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P.A.M. TRANSPORTATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

The Chairman of the Board of Directors and the largest shareholder of P.A.M. Transportation Services, Inc. (“we,” “us” or the “Company”), Matthew T. Moroun, has disclosed in a Schedule 13D amendment filed with the Securities and Exchange Commission (“SEC”) on March 23, 2009, that from March 6, 2009, to March 20, 2009, he purchased an aggregate of 106,187 shares of our common stock, par value $0.01 per share (“Common Stock”), in open market transactions or by exercising stock options he held.  Mr. Moroun paid an aggregate purchase price of $509,684 for these shares.  The source of funds used to purchase these shares was Mr. Moroun’s personal funds.

As a result of these purchases, Mr. Moroun now beneficially owns an aggregate of 4,715,373 shares, or 50.1%, of the outstanding Common Stock, including currently exercisable stock options to purchase 10,000 shares of Common Stock.  Of the 4,715,373 shares beneficially owned by Mr. Moroun, 1,613,373 shares are owned directly by Mr. Moroun, 10,000 shares of Common Stock are issuable to Mr. Moroun upon the exercise of currently exercisable stock options, and 3,092,000 shares are held of record by the Moroun Trust, of which Mr. Moroun is a beneficiary and a co-trustee.  Prior to the above-described transactions, Mr. Moroun was the Company’s largest shareholder, beneficially owning approximately 48.9% of the outstanding Common Stock.

In his most recent previous Schedule 13D amendment filed with the SEC on March 6, 2009, Mr. Moroun disclosed his intention to ask the Board of Directors of the Company, once he attains over 50% beneficial ownership interest in the Company, (i) to authorize an issuer share repurchase program for up to 1,000,000 shares of our Common Stock, to be implemented as directed by such Board of Directors, and (ii) to consider becoming a “controlled company” under current NASDAQ Global Market rules, which would not require the Company to comply with all of the NASDAQ Global Market’s corporate governance standards as they relate to director independence.  As of the date of this Report, no such actions have been presented to the Board of Directors for consideration.

Except as described herein, there are no arrangements or undertakings known to us between Mr. Moroun and his associates and the Board of Directors or any other shareholders of the Company with respect to election of directors of the Company or other matters relating to the Company.  Additionally, there are no arrangements known to us, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

The information contained in this Current Report on Form 8-K was derived substantively from Schedule 13D amendments filed with the SEC by Mr. Moroun on March 6, 2009, and March 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: March 24, 2009	By: /s/ Robert W. Weaver
Robert W. Weaver President and Chief Executive Officer